Exhibit 99.1

Steel Partners Holdings L.P. Delivers Proxy Materials To JPS Industries Stockholders For The Election Of Four Director Nominees To The JPS Board Of Directors At Upcoming 2015 Annual Meeting

Delivers Letter to Stockholders Urging Stockholders to Vote the GREEN Proxy Card to Elect Steel's Nominees and Ensure Immediate Liquidity for Their Investment at a Substantial Premium Through Handy & Harman's Fully-Financed $10 Tender Offer Launched Today

States That the Election of Steel's Director Nominees at the 2015 Annual Meeting Is The Only Way to Facilitate the Completion of Handy Harman's Fully-Financed $10 Tender Offer, Or Any Higher Offer

Urges Stockholders Not to Allow the Group Led by Lloyd Miller and CEO Mikel Williams to Seize Control of the Company without Paying For It

Sets the Record Straight Regarding the Recent Misleading Statements and Gross Misrepresentations Made by the Miller/Williams Group About Steel's Representatives and Intentions for JPS

NEW YORK, Jan. 26, 2015 -- Steel Partners Holdings L.P. (SPLP) ("Steel"), a global diversified holding company, today announced that it has commenced the mailing of proxy materials to stockholders of JPS Industries, Inc. (Pink Sheets: JPST) ("JPS" or the "Company") in connection with the Company's 2015 Annual Meeting of Stockholders (the "2015 Annual Meeting") and has also delivered a letter to JPS stockholders.

Steel is urging stockholders to vote Steel's GREEN proxy card to elect its four director nominees, Jack L. Howard, John J. Quicke, Jeffrey C. Levy and Gus Halas, to JPS' Board of Directors at the upcoming 2015 Annual Meeting scheduled to be held on February 19, 2015.

The full text of the letter follows:

DO YOU WANT IMMEDIATE VALUE FOR YOUR JPS INVESTMENT AT AN ATTRACTIVE PREMIUM OR WOULD YOU PREFER TO HAND OVER YOUR COMPANY TO LLOYD MILLER AND HIS HANDPICKED SLATE WHO SEEK CONTROL OF YOUR COMPANY FOR FREE?

YOU HAVE THE ABILITY TO DETERMINE THE FUTURE OF THE COMPANY AND YOUR INVESTMENT AT THE 2015 ANNUAL MEETING

VOTE THE GREEN PROXY CARD TODAY FOR IMMEDIATE LIQUIDITY AT AN ATTRACTIVE PREMIUM FOR YOUR SHARES!

WHY GIVE CONTROL OF YOUR COMPANY AWAY WHEN HANDY & HARMAN IS WILLING TO PAY YOU A PREMIUM FOR YOUR SHARES, OR IF A THIRD PARTY IS WILLING TO PAY MORE, TO SELL THE COMPANY TO A HIGHER BIDDER?

YOU CAN'T AFFORD TO TRUST LLOYD MILLER'S HANDPICKED SLATE WITH YOUR COMPANY'S FUTURE!

January 26, 2015

Dear Fellow JPS Industries, Inc. Stockholder:

Steel Partners Holdings L.P. ("SPH" or "we"), together with our affiliates and our four director nominees, collectively own 4,035,080 shares, or approximately 38.7%, of the outstanding common stock of JPS Industries, Inc. ("JPS" or the "Company").  We are the largest stockholder of the Company and have been a stockholder for almost 14 years.  We have invested significant time and money into JPS over this period. JPS stockholders have enjoyed very little opportunity for liquidity in recent years, and, other than the $10 per share tender offer launched today by Handy & Harman Ltd. ("HNH"), no such opportunity is on the horizon. To create a value-maximizing liquidity opportunity for stockholders, we have for many months been urging the members of the Special Committee of the Board (the "Special Committee"), Alan B. Howe and Robert J. Capozzi, to pursue a sale of JPS to us or the highest bidder.  The Special Committee has refused to do so. In fact, rather than negotiate a deal with us, Messrs. Howe and Capozzi have seized the opportunity to take effective control of the Company and entrench themselves.  These Board members have agreed to be nominated by Lloyd Miller, a 15% stockholder, as part of a group that also includes CEO Mikel Williams, former CEO Michael Fulbright and Michael Brodsky (the "Miller/Williams Group").  Messrs. Howe and Capozzi are now using the Company's resources in an effort to turn control of your Company over to Mr. Miller and his handpicked slate of problematic and interrelated nominees. We are deeply troubled by these actions, and you should be also.

To be clear, we would have much preferred to reach a friendly merger transaction with JPS. On numerous occasions over the past several years, we have attempted to work with the members of the Board and senior management in an effort to acquire the Company at a significant premium to the then current market price and in a transaction that we have stated that we did not expect to be subject to any financing contingency. Less than two years ago, when JPS was trading at $6 per share, the Company made a "greenmail" proposal to acquire all of our shares for $6.25 per share, as well as stated to us that it believed an all-cash transaction at $8.25 per share at a 37.5% premium was reasonable and fair to JPS stockholders. It is inexcusable that the Company has refused to negotiate with us, especially after HNH recently offered to acquire JPS for $10 per share in a fully-financed all-cash offer at a 44.5% premium to market.

In fact, it has now been more than three weeks since HNH publicly announced its willingness to acquire JPS on a fully-financed basis for $10 per share in cash.  Rather than negotiate with HNH or undertake a robust sale process, Special Committee members Howe and Capozzi have spent untold sums of your stockholder capital on fees to themselves, their attorneys and advisors to assist them in entrenching themselves and maneuvering for full control of the Board as part of the Miller/Williams Group.  We are deeply disturbed by the fact that Company resources are being used to fund the election of the Miller/Williams Group, and you should be equally disturbed by this.

HNH HAS COMMENCED A TENDER OFFER TO ACQUIRE JPS FOR $10 PER SHARE

Plainly stated, our goal is for HNH to acquire the Company or to see it sold at an even higher price. Since, however, it has become abundantly clear that the Special Committee has zero interest in negotiating a transaction with us, or pursuing a sale to a higher bidder, HNH has taken its fully-financed offer directly to the stockholders.  On January 26, 2015, HNH commenced a fully-financed tender offer, through a wholly-owned subsidiary, to purchase up to 96.5% of the issued and outstanding shares of common stock of JPS for $10.00 per share in cash with respect to all stockholders other than SPHG Holdings and for newly-issued common stock of HNH with respect to the shares held by SPHG Holdings only (the "$10 HNH Offer").  The fully-financed $10 HNH Offer clearly and unequivocally addresses the Special Committee's false and unfounded accusations as to HNH's previous fully-financed offers not being real.  If the Board would waive the applicability of the shareholder rights plan ("Poison Pill"), HNH is prepared to take all steps required to close the fully-financed $10 HNH Offer as soon as allowable under law, subject to the satisfaction of the limited conditions of the $10 HNH Offer, including the 50.01% minimum condition.  Promptly thereafter, HNH is prepared to acquire the balance of the Company's shares at the $10 per share offer price.

THE CHOICE IS YOURS!  A VOTE FOR OUR SLATE EQUALS A VOTE FOR JPS TO BE SOLD TO HNH OR ANY HIGHER BIDDER THAT MAY EMERGE

The upcoming vote at the 2015 annual meeting of stockholders (the "2015 Annual Meeting") scheduled to be held on February 19, 2015 is an incredibly important opportunity for you to demonstrate that you want the Board to take the required steps to monetize your investment in JPS. We are seeking your support to elect our slate of four director candidates, Jack L. Howard, John J. Quicke, Jeffrey C. Levy and Gus Halas, for election to the Board.  A vote for our slate of nominees is essentially a vote in favor of either the $10 HNH Offer or any higher third party offer that may emerge, over the troubling status quo, which has been marked by management's continuing high corporate overhead cost structure, waste of corporate assets, and extreme illiquidity for your shares.  Importantly, neither of Messrs. Halas or Levy has ever served on a board of directors with any SPH principal, and they are both entirely independent of SPH.

We want to see that you get immediate liquidity for your shares at a premium.  The Miller/Williams Group, on the other hand, is spending your money to protect their own interests and positions as they seek to get control of JPS without paying a dime for it.  They have also unfortunately resorted to a campaign based on lies and misinformation regarding our current Board members, Messrs. Howard and Quicke, and our intentions.  We will set the record straight.

YOU CANNOT AFFORD TO TRUST THE MILLER/WILLIAMS GROUP WITH YOUR INVESTMENT

THE MILLER/WILLIAMS GROUP THROUGH THE SPECIAL COMMITTEE HAS SEIZED THE CORPORATE MACHINERY AND INTENDS TO USE THE COMPANY'S PENSION SHARES TO FURTHER THEIR SELF-INTERESTED AGENDA

What is perhaps most disturbing is that the two Special Committee directors, Messrs. Howe and Capozzi, have effectively taken full control over the corporate machinery, have joined and adopted Mr. Miller's dissident slate as the Company's slate, and are now using the Company's resources to further Mr. Miller's self-interested agenda and proxy contest.  In seeking control, Mr. Miller has gone so far as nominating Mr. Fulbright, who the stockholders (including SPH on Mr. Miller's recommendation) previously voted to remove from the Board and pay a multi-million dollar severance package to after years of underperformance and mismanagement under his leadership.

And it doesn't stop there. The Miller/Williams Group, which includes Mikel Williams, clearly intends to vote the 1.9 million shares of JPS, or approximately 18% of the Company, held by the pension fund to further the Miller/Williams Group's efforts to take effective control of JPS without paying for it.  The Investment Committee of the Company's pension fund consists of CEO Mikel Williams and his employee, Wm. Ellis Jackson.  How can they possibly be expected to make an objective voting decision on behalf of the pension beneficiaries when CEO Mikel Williams is one of Mr. Miller's nominees and Mr. Jackson works for Mr. Williams?  Shouldn't the beneficiaries of an underfunded pension plan have a voice in what is best for them?  Ask yourself whether this is proper behavior by the trustees of a pension plan, particularly where the stock in the Company constitutes approximately 26% of the pension plan's total assets,  or whether there is some other motive here.  We think the answer is clear.

We do not believe there is any doubt as to the Miller/Williams Group's intentions to use the shares held by the pension fund to help them take control of JPS.  The Company's pension plan is underfunded.  If the fully-financed $10 HNH Offer is consummated, then HNH will assume full responsibility for the pension plan obligation along with JPS.  Clearly, this provides better protection for the beneficiaries and a better alternative for them than the underfunded status quo with only JPS responsible for the obligation.  As such, the shares held by the pension fund should not be permitted to be voted at the 2015 Annual Meeting without specific authority from the plan's beneficiaries.  Stockholders and the pension fund beneficiaries should not allow the Miller/Williams Group to use the pension fund as a vehicle to entrench themselves and take full control of the Company.  It is unethical and disingenuous.

ARE THESE REALLY THE DIRECTORS YOU WANT CONTROLLING YOUR COMPANY?

The slate nominated by Mr. Miller and the Company includes current CEO, Mikel Williams, current directors and members of the Special Committee, Alan Howe and Robert Capozzi, the former JPS Chairman, President and CEO, Michael Fulbright, and also Michael Brodsky.  All of these nominees have close ties with one another or Mr. Miller – previously serving on boards of directors in which he was a significant stockholder or previously serving as one of Mr. Miller's nominees.  With all of their interrelationships, and substantial compensation from the interrelating companies, ask yourself how the Miller/Williams Group can be truly committed to representing the best interests of all JPS' unaffiliated stockholders, or whether they are just looking to take control of your Company to further their own agenda.  We think the answer is clear.

Robert J. Capozzi has served on the Board since 1997 when he worked for Magten Asset Management Corporation, who was at the time the Company's largest stockholder. The Miller/Williams Group states that Mr. Capozzi's abilities are not the issue in this proxy contest.  That's funny since Mikel Williams approached Mr. Quicke shortly after the 2014 Annual Meeting and stated that Mr. Capozzi was a "non-contributor" to the Board and that he saw no reason for the Board to re-nominate Mr. Capozzi for election in 2015.

Michael L. Fulbright is the former CEO of JPS who the stockholders (including SPH and Mr. Miller) previously voted to remove and who was paid a multi-million dollar severance package after years of underperformance and mismanagement under his leadership. In fact, it was Mr. Miller who voiced his discontent with Mr. Fulbright as CEO and pushed for him to be removed and replaced with Mr. Williams, who he introduced to us and JPS.  Now Mr. Miller has aligned himself with Mr. Fulbright in order, it appears, to secure his vote at the 2015 Annual Meeting.  The fact that Mr. Miller, and especially Messrs. Capozzi and Howe, as fiduciaries, would agree to bring Mr. Fulbright back as a Board member shows that their intentions are not to improve the Company's performance and enhance stockholder value, but rather to further secure their positions on the Board. Additionally, Mr. Fulbright has communicated his support for a sale of JPS on several occasions over the past couple of years until he joined the Miller/Williams Group.  We wonder what side deals have been promised, but not disclosed in the Company's proxy statement.

Alan B. Howe is very close to Mr. Miller and has been used by Mr. Miller as a nominee on numerous dissident slates.  Mr. Miller publicly supported the election of both Messrs. Brodsky and Howe at AltiGen Communications, Inc. in October 2012.  In March 2011, Mr. Miller recommended Mr. Howe as a nominee at Atna Resources.  Mr. Howe is currently Vice Chairman of Selectica, Inc. and Mr. Brodsky is currently Executive Chairman of Selectica, Inc.  Mr. Miller is Selectica, Inc.'s largest shareholder, with ownership of approximately 22% of the company's common stock and 44% of the company's Series E stock.

Michael Brodsky has close ties with both Mr. Miller and Mr. Howe.  He has served on numerous boards of companies in which Mr. Miller is one of the largest stockholders and has served on various boards with Mr. Howe.  Mr. Brodsky will undoubtedly side with Mr. Howe and Mr. Capozzi in perpetuating the troubling status quo.  You should know that Mr. Brodsky was recommended by Mr. Miller as a candidate to the Board back in 2013, but declined the opportunity stating that he did not see any upside in the Company.  What has changed?

Mikel H. Williams was introduced to us and JPS by Mr. Miller as a replacement for Mr. Fulbright.  While we intend to vote our shares in favor of Mr. Williams' election, we want to alert you to his relationship with Mr. Miller which is relevant in terms of understanding the bigger picture of how Mr. Miller has orchestrated to take control over JPS.  Mr. Williams has served on the board of Iteris, Inc. since April 2011, where Lloyd Miller is the largest stockholder.  Mr. Williams also served as CEO of DDi Corporation, and on the board of DDi Corporation with Mr. Miller, where Mr. Miller was again the largest stockholder, until the sale of the company in 2012.  Recently, Mr. Williams was appointed Chairman of Centrus Energy Corp where again Mr. Miller is a large shareholder and recommended that Mr. Williams be appointed to the board.

Don't allow Mr. Miller and his self-interested slate of hand-picked nominees stand in the way of your ability to receive immediate liquidity and full and fair value for your investment now.  They want to control the Company for their own interests, not yours.  They are wholly incapable of representing the best interests of JPS' unaffiliated stockholders.

THE MILLER/WILLIAMS GROUP'S INTERESTS ARE NOT ALIGNED WITH THE BEST INTERESTS OF STOCKHOLDERS

There is no reason for JPS to remain an independent company, incurring significant administrative costs, bloated overhead costs, and redundancy in senior management positions, with an inefficient capital structure.  The Miller/Williams Group wants JPS to remain independent so that certain of its members can continue in their positions and run the Company for their personal benefit.

All of this "tit for tat", "he said, she said" is not relevant to your decision at the 2015 Annual Meeting.  The Miller/Williams Group would like for you to be distracted. All that really matters now is that you have the opportunity to vote for a slate that is fully committed to taking any and all actions that may be required to complete a sale of JPS to HNH, or the highest bidder, and provide you immediate liquidity for your shares at a premium.  The worst case scenario for you if our nominees are elected is that the $10 HNH Offer will be completed, and you will receive an immediate premium for your investment.  There is also the chance that a better offer could emerge where you would receive even more consideration for your shares.  Either of these outcomes is clearly superior to the problematic status quo, which is really all the Miller/Williams Group has to offer.

Nevertheless, we would be remiss not to set the record straight here so you can see how the Miller/Williams Group has been saying and doing anything to get your vote, regardless of how misleading and untrue their statements are.

LET US SET THE RECORD STRAIGHT

DO NOT BE MISLED BY THE MILLER/WILLIAMS GROUP! HERE ARE THE REAL HARD FACTS THEY DON'T WANT YOU TO KNOW!

To try to confuse you and sway your vote in this election contest, the Miller/Williams Group has resorted to publicizing a series of false and misleading propaganda, half-truths and misinformation aimed at confusing you regarding our intentions for JPS and unnecessarily disparaging Messrs. Howard and Quicke.  They will say and do anything to entrench themselves.  You should have all the facts straight.

They say: Our Board representatives, Messrs. Howard and Quicke, voted against not only approval of the Company's press release issued on January 14, 2015, but also against the Company's 2014 financial statements….because such information shows to the Company's stockholder the Company's strong financial position and a stock value that well exceeds the $10.00 per share offer (subject to potential reductions) made in HNH's offer on December 30, 2014.

The TRUTH is: Messrs. Howard and Quicke challenged the fourth quarter and year-end press release and 2014 financial statements because they believed these materials contained misleading disclosures and also failed to include certain information that is material and relevant to stockholders.  The Board refused to include the amount of the costs that the Company has incurred on behalf of the Special Committee, including additional Board fees for the Special Committee members and significant legal fees.  In fact, the only reason that HNH reserved the right to reduce the $10 offer price was because the Company has refused to disclose how much money the Special Committee has wasted on legal fees and other expenses to date.  The Board also refused to include in the earnings announcement the overhead costs associated with maintaining a full executive team with duplicative positions that now manages just one business entity.  It's interesting to note that the Special Committee and Mr. Williams have now issued two letters to you, have posted their proxy statement that includes the Company's financial statements, and have issued a year-end press release, yet nowhere in any of these documents have they told you how much of your assets that the Special Committee has wasted, or how much the Company's duplicate overhead is costing you.  Messrs. Howard and Quicke also opposed Mr. Williams' long discourse in the earnings announcement regarding his stance that the "Over-the-Counter" stock price did not reflect the true value of the Company's stock.  This language is inappropriate for a year-end earnings announcement and was designed solely to further the Miller/Williams Group's agenda in this proxy contest.

Messrs. Howard and Quicke specifically noted to the Board that they voted against the Company's 2014 financial statements because such statements were based on using a $13 valuation of the JPS stock held in the pension plan prepared by a local firm chosen by management.  The use of this valuation had a material impact on the financials and during a previous Board meeting Messrs. Howard and Quicke pointed out the many respects in which they believed the "independent valuation" was flawed.  In particular, they noted to the Board that the public companies used in the benchmarking trading analysis were not valid comparables for JPS, as none of them were in the same line of business as JPS and most have significantly higher growth rates and EBITDA margins than JPS.  The Special Committee made no effort to rebut these comments.  We call on the Company to release the "independent valuation" so stockholders can see for themselves how this valuation analysis is deeply flawed.

When it comes to the Company's valuation, Mr. Williams and the Board have been cherry-picking the numbers that best suit their own interests.  We note that Mr. Williams had no problem accepting, and in fact insisted upon, a $5.05 strike price for his stock option grant reflecting the "Over-the-Counter" stock price upon becoming CEO in May 2013.  We don't recall him stating at the time the position he now takes regarding the "Over-the-Counter" stock price not reflecting the true value of the Company's stock, or urging the Board at that time to use the "independent valuation" of the pension plan stock for 2013 as the basis for setting the strike price for his options.  Only now when there is an offer on the table to acquire the Company at a premium to market price are Mr. Williams and the Special Committee resorting to the "independent evaluation" to advance their own agenda.  We don't recall seeing any mention of the "independent evaluation" of the pension plan stock in the year-end 2013 earnings announcement.  Mr. Williams and the Special Committee are basically saying that an "Over-the-Counter" price is appropriate for determining fair market value when it comes to Mr. Williams' personal stock options, but then becomes an inappropriate gauge of the Company's value when it comes to evaluating an acquisition offer at a premium to market. They can't have it both ways.  The valuation appraisal is just that, not a true test of value.  We have been pushing the Company for over seven months to re-engage Houlihan Lokey to conduct a sale process.

We question whether the Special Committee really wants stockholders to truly know what the Company is worth.  The Special Committee says that it has been reviewing strategic alternatives for the past seven months, but has not disclosed any other offers to acquire the Company.  The open $10 HNH Offer has set the floor for JPS at $10 in a sale.  As the largest stockholder, we would openly welcome any higher offers for the Company.  In this regard, our interests are aligned with all stockholders – we will all benefit as stockholders through a sale of the Company to the highest bidder.  If, at the end of the day, the $10 HNH Offer is the final and best offer available, then HNH is committed to completing this transaction and providing much needed liquidity for all stockholders.  If another bidder would pay more for the Company than HNH, then we would be willing to sell our stock to such a bidder.

They say: We have engaged in improper conduct throughout the process to decrease the value of the Company's stock, including efforts by one of our representatives to drive down or keep flat the Company's stock price by requesting that Mr. Williams not present at a conference last year that could have "drummed up" interest in the Company and increased the stock price.

The TRUTH is:  If anyone can be blamed for decreasing the value of the Company's stock and failing to maximize value, it's the Special Committee. Our only goal all along has been to see the Company acquired by HNH or a higher bidder.  Our conduct throughout has been consistently aimed at, and aligned with, achieving this result. The fact remains that approximately 81% of the Company's stock is held by us, Lloyd Miller, Michael Fulbright and the JPS pension plan.  There is incredibly limited trading in the Company's stock because there is so little JPS stock available to trade.  The reason Mr. Howard suggested that Mr. Williams not participate in the conference had nothing to do with keeping the stock price down, but was because Mr. Howard believed that there were better uses of Mr. Williams' time than presenting at a conference given the limited positive impact it could have due to the illiquidity of JPS' shares.

The Special Committee members continue to spend your stockholder capital seeking to protect their own positions.  They have resorted to publicly attacking Mr. Howard and Mr. Quicke for their efforts to advance a value-maximizing transaction for stockholders.  In fact, the Special Committee has gone so far as to file a frivolous lawsuit against Messrs. Howard and Quicke that was intended to embarrass, intimidate and potentially damage their reputations.  We call on the Company to release how much has been spent to date by the Special Committee on advisors, lawsuits, the proxy contest, and their own fees, so stockholders can see who is truly responsible for any decrease in the Company's value.

They say: Our representatives, in retaliation for the rejection of HNH's offer, are threatening Mr. Williams' position as CEO and taking actions that could destabilize management of the Company and further decrease the Company's value.

The TRUTH is: Our representatives informed Mr. Williams and the Board that following the sale of the Company's Urethane business, JPS now has a corporate staff that is costing millions of dollars while overseeing only a single business unit (the Composites business) which has its own CEO and staff functions.  There has been no threat to Mr. Williams' job, only the urging by our representatives, including our representatives currently on the JPS Board, that Mr. Williams develop a plan to eliminate the costly duplicate positions.  It appears that simply making a good business recommendation to Mr. Williams or the Board is categorized publicly these days by the Special Committee as some form of "retaliation."

They say: The Special Committee remains open to all strategic alternatives that could maximize stockholder value.

The TRUTH is: The Special Committee hid our initial bid in June, which was not subject to financing or onerous due diligence, from stockholders for more than seven months.  They claim that they have been exploring strategic alternatives during this time, however, they have failed to publicly disclose the status or results of such review.  IF THE SPECIAL COMMITTEE HAS FOUND OR CAN FIND A BETTER DEAL FOR STOCKHOLDERS THAN THE CURRENT $10 HNH OFFER, IT'S TIME FOR THEM TO COME FORWARD WITH IT.  It appears that the Special Committee is not truly committed to exploring strategic alternatives to maximize stockholder value, as it appears the Special Committee is more interested in getting control of JPS for the Miller/Williams Group, and has therefore conveniently concluded that a sale of the Company at this time is not in the best interests of stockholders.

They say: If we succeed in the proxy contest, we would effectively seize authority of JPS and be able to decide at what price HNH will buy the Company, or that we could acquire a majority of the Company's stock and leave the remaining minority stockholders with an illiquid stock position that they can only reasonably sell to us at a time and price of our choice.

The TRUTH is:  HNH has commenced a fully-financed tender offer to acquire your shares for $10 per share.  HNH is committed not to reduce this offer price.  If the Board would waive the applicability of the Poison Pill, HNH is prepared to take all steps required to close the fully-financed $10 HNH Offer as soon as allowable under law, subject to the satisfaction of the limited conditions of the $10 HNH Offer, including the 50.01% minimum condition.  Promptly thereafter, HNH is prepared to acquire the balance of the Company's shares at the $10 per share offer price.  The Miller/Williams Group is trying to scare you from supporting the $10 HNH Offer and the election of our director candidates.  DO NOT BE FOOLED.  Even if we are successful in the proxy contest, the Board would be composed of a majority of independent directors, with Messrs. Howard and Quicke as our only representatives on the Board.

DO NOT BELIEVE WHAT THE MILLER/WILLIAMS GROUP IS TELLING YOU!

DO NOT LET THIS OPPORTUNITY TO DECIDE THE FUTURE OF YOUR COMPANY SLIP BY

Putting your confidence and trust in the Miller/Williams Group, who appears intent on perpetuating the status quo, is fraught with risk.  We cannot promise that either HNH or anyone else will be willing to pay as much as $10 per share in the future if a Board is elected that continues down the path of operating JPS as an independent company.

We believe that the fully-financed $10 HNH Offer is fair to all stockholders and affords stockholders an attractive and certain means of monetizing their investment at a premium, as opposed to the uncertainty offered by the Miller/Williams Group, who is seeking control without paying for it.  The fully-financed $10 HNH Offer represents a premium of approximately 44.5% over JPS' closing price of $6.92 on December 29, 2014, the day before HNH publicly announced its willingness to enter into a definitive merger agreement with JPS to acquire all of the outstanding shares of common stock of JPS not already owned by HNH or us for $10.00 per share in cash. Unfortunately, the current Board has decided to reject our offer and seek control for itself.  As a result, we have been forced to undertake our proxy solicitation as a last resort. WE URGE ALL STOCKHOLDERS TO VOTE FOR ALL FOUR OF OUR NOMINEES, WHICH WILL RESULT IN THE ELECTION OF A MAJORITY OF DIRECTORS WHO WILL SEEK TO CONSUMMATE THE $10 HNH OFFER OR ANY HIGHER OFFER THAT MAY ARISE.

DEMAND IMMEDIATE LIQUIDITY AND MAXIMUM VALUE FOR YOUR INVESTMENT – COMPLETE AND RETURN THE GREEN PROXY CARD TODAY!

As the largest and long-term stockholder of the Company, we are counting on your support to maximize value and provide immediate liquidity for all stockholders.  We encourage all stockholders to discard and not vote any proxy materials you may receive from the Company, even as a vote of protest.  If you return the Company's proxy card, you can change your vote by executing and returning the enclosed GREEN proxy card. If you have any questions, or need assistance in voting your GREEN proxy card, please call our proxy solicitor, MacKenzie Partners, Inc., toll-free at (800) 322-2885 or (212) 929-5500 (call collect).

Thank you in advance for your support.

Sincerely,
Warren G. Lichtenstein
SPH Group Holdings LLC

About Steel Partners Holdings L.P.

Steel Partners Holdings L.P. is a global diversified holding company that engages in multiple businesses through consolidated subsidiaries, associated companies and other interests. It owns and operates businesses and has significant interests in leading companies in various industries, including diversified industrial products, energy, defense, supply chain management and logistics, banking, food products and services, oilfield services, sports, training, education, and the entertainment and lifestyle industries.

MacKenzie Partners, Inc. is the Solicitor for Steel in the Proxy Solicitation and is the Information Agent for Handy & Harman's tender offer. Any questions or requests for proxy materials, the Offer to Purchase or any related materials with respect to the proxy solicitation or the tender offer may be directed to MacKenzie Partners, Inc. by telephone at (800) 322-2885 or email at tenderoffer@mackenziepartners.com.

Notice to Investors

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SHARES.  THE SOLICITATION AND THE OFFER TO BUY THE COMPANY'S COMMON STOCK IS ONLY BEING MADE PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS THAT THE PURCHASER WILL MAIL TO REGISTERED HOLDERS OF THE COMPANY'S COMMON STOCK.  SHAREHOLDERS SHOULD READ THESE MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER.  SHAREHOLDERS WILL BE ABLE TO OBTAIN THE OFFER TO PURCHASE AND RELATED MATERIALS WITH RESPECT TO THE TENDER OFFER FREE BY CONTACTING MACKENZIE PARTNERS, INC. BY TELEPHONE AT (800) 322-2885 OR EMAIL AT TENDEROFFER@MACKENZIEPARTNERS.COM.

STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF JPS FOR USE AT THE 2015 ANNUAL MEETING BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS AND NOMINEES IN SUCH PROXY SOLICITATION.  A PROXY STATEMENT AND A FORM OF GREEN PROXY CARD ARE BEING MAILED TODAY TO STOCKHOLDERS OF JPS AND WILL ALSO BE AVAILABLE AT NO CHARGE AT www.stockholderdocs.com/JPST-SteelPartners

Forward-Looking Statements

This press release may contain certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect Steel's current expectations and projections about its future results, performance, prospects and opportunities. Forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities in 2014 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation, Steel's subsidiaries need for additional financing and the terms and conditions of any financing that is consummated, their customers' acceptance of its new and existing products, the risk that the Company and its subsidiaries will not be able to compete successfully, and the possible volatility of the Company's unit price and the potential fluctuation in its operating results. Although Steel believes that the expectations reflected in its forward-looking statements are reasonable and achievable, any such statements involve significant risks and uncertainties and no assurance can be given that the actual results will be consistent with the forward-looking statements. Investors should read carefully the factors described in the "Risk Factors" section of the Company's filings with the SEC, including the Company's Form 10-K for the year ended December 31, 2013 for information regarding risk factors that could affect the Company's results. Except as otherwise required by federal securities laws, Steel undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Contact:

Investor:
Steel Partners Holdings GP Inc.
James F. McCabe, Jr., Chief Financial Officer
212-520-2300
jmccabe@steelpartners.com